Exhibit 10.2

                  FINANCIAL FEDERAL CORPORATION

                    2006 STOCK INCENTIVE PLAN

                      STOCK UNIT AGREEMENT


          Financial Federal Corporation, a Nevada corporation (the "Company"), hereby awards Stock Units ("Units") to the Participant named below. The terms and conditions of the Award are set forth in this cover sheet and the attached Stock Unit Agreement and in the 2006 Stock Incentive Plan (the "Plan").


Date of Award:      _____________

Name of Participant:   __________________

Number of Shares of Common Stock Subject to the Award:  ______

          By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Unit Agreement and in the Plan.
          You are also acknowledging receipt of this Agreement and copies of the Plan and the Plan's Prospectus.

          Also please note that, by accepting this Award, you are agreeing that your Restricted
          Stock Agreement dated February 22, 2006, shall be amended as set forth in the attached Stock
          Unit Agreement.

Date: _____________

Company:                                Participant:

By:
     Steven F. Groth                         _____________
     Senior Vice President and
     Chief Financial Officer

By:
     Troy H. Geisser
     Senior Vice President and Secretary


Attachment



                  FINANCIAL FEDERAL CORPORATION

                    2006 STOCK INCENTIVE PLAN

                      STOCK UNIT AGREEMENT


The Plan and The text of the Plan is incorporated in this
Other        Agreement by this reference.  You and the Company
Agreements   agree to execute such further instruments and to
             take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

             This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Stock Units. Any prior agreements, commitments or negotiations are superseded.

Award of     The Company awards you Stock Units with respect to
Stock Units  the number of shares of Common Stock shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan. This Award is intended to satisfy the requirements of section 409A of the Code ("Section 409A") and will be interpreted accordingly.

Vesting and  Except as otherwise provided in this Agreement, so
Payment      long as you continuously are employed by the
Events       Company, you will receive delivery as to all of the
             number of your Shares subject to your Stock Units on the earlier of:

                  (a) six months after the date of your
                  separation from service with the Company for any reason (other than if your employment was terminated by the Company for Cause) provided such termination occurs on or after your "Vesting Date," which shall be ____________ ____;

                  (b) the date of your death;

                  (c) the date of your Disability (provided you become "disabled" within the meaning of
                  Section 409A and such Disability occurs before you separate from service); or

                  (d) the date of a Change In Control (provided such Change In Control is an event described in Section 409A(a)(2)(A)(v) and such Change In Control occurs either before you separate from Service or on or after your Vesting Date).

             However, your Stock Units will become vested, and the Shares subject to your Stock Units will be paid upon your separation from service with the Company (except as provided in the next sentence), on a pro-rata basis in the event of termination of employment by the Company before your Vesting Date without Cause or by you for Good Reason, with such pro-rata amount to be the nearest whole number that is equal to the number of Stock Units multiplied by a fraction (x) the numerator of which is the number of whole months of your continuous employment beginning on the Date of Award and ending on the date your employment terminates and (y) the denominator of which is the number of whole months from the Date of Award to your Vesting Date. If you are a "specified employee" within the meaning of Section 409A when you separate from service, payment shall be made on the date that is six months after your separation from service.

             Notwithstanding anything to the contrary in this Agreement, the Board of Directors (or a compensation committee of the Board of Directors), in its sole discretion, may at any time accelerate the vesting for any or all of this Stock Unit grant, provided that such acceleration does not change the time or form of payment, except to the extent permitted by Section 409A.

Settlement   Upon the payment event described above, the Company
in Shares    will issue to you or your duly-authorized
             transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested Unit, as the case may be. Fractional shares will not be issued, and cash will be paid in lieu thereof.
             Certificates shall not be delivered to you unless you have made arrangements satisfactory to the Committee to satisfy tax-withholding obligations
             (if any).

             Until the Shares subject to this Award are issued to you, you will not have any rights (including voting rights) as a shareholder with respect to this Award.

Dividend     While your Stock Units are outstanding, you or your
Equivalents  duly-authorized transferee shall also be entitled to receive, with respect to each Stock Unit outstanding, a cash payment equal to the per Share cash dividend paid to the holders of Shares generally based on a record date occurring on or after the Award Date. Such payment shall be made at the same time as dividend payments are made to Company common stockholders.

Definition   "Cause" shall mean the good faith determination by
of "Cause"   the Company (or its Parent or Subsidiary) in its
             sole discretion that your continuous service with the Company should be terminated due to one or more of the following:

                (a)    You have engaged in an act or acts of
                  gross misconduct or negligence that have materially harmed or materially damaged the Company. You will be notified in writing of such misconduct or negligence and such notice will specifically reference potential termination of employment;

                (b)    Your repeated failure to follow the
                  lawful instructions of the Company following written notice. Such written notice will specifically reference potential termination of employment;

                (c)    You have misappropriated Company
                  property;

                (d)    You have been convicted of, or plead "no
                  contest" to, a felony; or

                (e)    You have exhibited a repeated inability
                  to competently perform the essential functions of your job which has been memorialized in the Company's records and has resulted in material harm or material damage to the Company.

Definition   For purposes of this Agreement, termination of your
of "Good     continuous service with the Company by you for
Reason"      "Good Reason" shall mean your resignation as an
             Employee within thirty (30) days after the occurrence (without your written consent) of any of the following:

                (a)    Any reduction (in the aggregate) in your
                  base salary by more than 25%, unless all similarly situated executives incur the same proportionate reduction in base salary; or

                (b)    A material diminishment in your position,
                  job duties and/or responsibilities.

Leaves of    For purposes of this Agreement, while you are a
Absence      common-law employee, your continuous service with
             the Company does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent or Subsidiary) in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your continuous service with the Company terminates in any event when the approved leave ends, unless you immediately return to active work.

             The Company determines which leaves count for this purpose, and when your continuous service with the Company terminates for all purposes under this Agreement.

             However, any payment triggered upon your termination of employment shall be paid upon a "separation from service" within the meaning of
             Section 409A.

Adjustments  In the event that after the date of this Award, the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger, consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust the number of shares of Common Stock subject to this Award (to the nearest whole number) and such adjustments shall be effective and binding for all purposes of this Award.

Restrictions The Company will not issue any Shares if the
on           issuance of such Shares at that time would violate
Issuance     any law or regulation.

Withholding  The payment of Shares in respect of this Award will
Taxes not be allowed unless you make acceptable arrangements to pay any withholding or other taxes that may be due and such arrangements may include, subject to such rules that may be established by the Company, (i) delivery of previously owned Shares, (ii) withholding by the Company from the Shares that would otherwise be delivered, or (iii) cash or check.

Restrictions By signing this Agreement, you agree not to sell
on Resale    (or transfer or assign) any Shares acquired under
             this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale.

             If the sale of Shares acquired under this Award is not registered under the Securities Act of 1933, but an exemption is available which requires an investment representation or other representation and warranty, the issuance of the Shares to you shall be contingent on your representation and agreement that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and any such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

No Retention This Agreement is not an employment agreement and
Rights does not give you the right to be retained by the Company (or its Parents, Subsidiaries or affiliates) and you agree that you are an employee-at-will. The Company (or its Parents, Subsidiaries or affiliates) reserves the right to terminate your service as an Employee at any time and for any reason.

Representati You acknowledge that, while employed by the Company ons or any Parent or any Subsidiary or affiliate thereof, you will have access to confidential and proprietary information regarding the internal affairs, operations and customers (customer is defined herein as including, but not limited to, borrowers, makers, lessees, guarantors, vendors and manufacturers of the following: equipment, construction equipment, transportation equipment, buses, trailers, trucks, tractors, vehicles, manufacturing equipment, machine tools, waste equipment, recycling equipment and production equipment) of the Company or any Parent or any Subsidiary or affiliate thereof, including but not limited to, information contained in any internal memorandum, standard operating procedure manual, employee manual, customer or vendor lists, accounting records, computer-generated information, computer lists, computer reports, computer records, computer printouts or any software data or other information in any computer system of the Company or any Parent or any Subsidiary or affiliate thereof and other information which pertains to the business of the Company or any Parent or any Subsidiary or affiliate thereof, which is not disclosed by the Company or any Parent or any Subsidiary or affiliate thereof to the general public. By acceptance of this Agreement, you agree to keep secret and retain in strictest confidence and not to disclose, at any time, all confidential matters, proprietary information which relate to the Company or any Parent or any Subsidiary or affiliate thereof including, without limitation, customer lists, trade secrets, internal memoranda, policies of the Company and other confidential business affairs of the Company and its Parents and its Subsidiaries or affiliates thereof and agree not to disclose any of the foregoing information, at any time, without the prior written consent of a duly authorized officer of the Company.

             You further agree that, for 120 days from the date that your service as an Employee of the Company or any Parent or any Subsidiary or affiliate thereof ends: (1) You shall not, either directly or indirectly, solicit business from any existing or prospective customer(s) of the Company or any Parent or any Subsidiary or affiliate thereof and
             (2) You shall not, either directly or indirectly, agree to hire, solicit or recruit on behalf of your new employer, or through your new employer, any employee of the Company or any Parent or any Subsidiary or affiliate thereof for any job, employment or consulting, in the Company's or any Parent's or any Subsidiary's or affiliate's industry or with any company which competes with the Company or any Parent or any Subsidiary or affiliate thereof. For purposes of this paragraph, a "prospective customer" includes but is not limited to, a person, corporation, partnership or other business entity with whom one or more financing and/or leasing transactions has been discussed within the twelve months prior to termination of your employment with the Company, or any Parent or any Subsidiary or affiliate thereof. The provisions of this representations section shall survive any expiration or termination of this Agreement.

             The Company may enforce any violation of these provisions to the fullest extent permitted under law or equity. You acknowledge that upon a material breach of any of these provisions, the Company would sustain irreparable harm from such breach, and, therefore, you agree that in addition to any other remedies which the Company may have for any material breach of this Agreement or otherwise, the Company shall be entitled to obtain equitable relief including specific performance, injunctions and restraining you from committing or continuing any such violation of this Agreement. The Company may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief as necessary.

Forfeiture   In addition to the remedies described in the
of this      representations above, you agree that upon a breach
Award and    of these provisions, you shall forfeit: (a) this
the 2006     Award, before Shares are issued to you pursuant to
Award        this Award; and (b) your restricted stock award
             dated February 22, 2006 (the "2006 Award"), before
             Shares are delivered to you pursuant to the 2006
             Award.

Vesting and  The 2006 Award is amended to provide that, if the
Tax Indem    2006 Award would otherwise vest six months after
nification   termination of your employment, the 2006 Award
for 2006     will, instead, vest four months after the
Award        termination employment.

             The Company agrees to reimburse you for federal, state, and local tax liability (including interest and penalties) you incur in excess of the intended tax treatment of the 2006 Award. The 2006 Award is intended to be included in your income and wages for federal tax purposes upon the expiration of the 120-day period following the termination of your employment with the Company (or, if earlier, when the 2006 Award otherwise vests).

Applicable   This Agreement will be interpreted and enforced
Law          under the laws of the State of New York and
             construed accordingly, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. This Agreement may not be amended, altered, waived or modified unless it is in writing and signed by you and a member of the Board of Directors. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.
             The rights and remedies of the Company, its Parents, its Subsidiaries and affiliates hereunder shall be cumulative and not alternative. No delay or failure on the part of the Company, its Parents or its Subsidiaries or its affiliates in exercising any rights hereunder shall operate as a waiver of such or of any other rights. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
             YOU HEREBY WAIVE THE RIGHT TO HAVE A TRIAL BY JURY
             IN ANY LITIGATION, ACTION, CAUSE OF ACTION,
             COUNTERCLAIM, CASE, ARBITRATION OR PROCEEDING
             BETWEEN YOU AND THE COMPANY, ITS PARENTS OR ITS
             SUBSIDIARIES OR AFFILIATES.

                       __________________

In consideration of the Company granting you this Stock Unit Award, please acknowledge your agreement to fully comply with all of the terms and provisions contained herein by signing this Agreement in the space provided above and returning it promptly to:

                  Financial Federal Corporation
              Attention: Troy H. Geisser, Secretary